SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 24, 2005

                              Taylor Madison Corp.
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               (Exact name of registrant as specified in Charter)

     Florida                              001-15034             01-0656115
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(State  or  other  jurisdiction of       (Commission           (IRS Employer
 incorporation  or  organization)         File  No.)        Identification  No.)

              5422 Carrier Drive, Suite 306, Orlando, Florida 32819
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               (Address of Principal Executive Offices)(Zip Code)

                                 (407) 354-1222
                            -------------------------
                            (Issuer Telephone number)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On June 24, 2005, Telzuit Technologies, Inc. d/b/a BioPatch Systems, a wholly-owned subsidiary of Registrant, entered into an agreement to purchase equipment from Technology Integration Group for IBM hardware and software amounting to approximately $411,000. There is no material relationship between the Registrant or its affiliates and Technology Integration Group other than with respect to the material definitive agreement referenced in this Item 1.01.

ITEM  3.02     UNREGISTERED  SALE  OF  EQUITY  SECURITIES

On June 27, 2005, Taylor Madison completed it's Series A Preferred private placement of approximately $3,199,610, which such amount includes the $1,749,990 that had previously closed on June 22, 2005. Pursuant to the Securities Purchase Agreement, the Registrant, on June 27, 2005, issued (a) 1,449,620 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) Class B Warrants entitling holders of the Series A Preferred Stock to purchase, in the aggregate, 2,416,033 shares of Registrants' common stock, par value $.001 per share (the "Common Stock"), at an exercise price of $.80 per share (the "Series A Financing")(1). The Series A Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share of Common Stock. The purchase price paid to the Registrant in connection with the Series A Financing that closed on June 27, 2005 was $1,449,620. The Series A Preferred Stock and Class B Warrants were sold to institutional or accredited investors.

The Class B Warrants are exercisable by the holder at any time before the date five (5) years from the date of issuance. Beginning twelve (12) months following the date of issuance of the Class B Warrants, if the closing bid price of the Registrant's common stock exceeds two dollars ($2.00) US for a period of twenty
(20) consecutive trading days, and the Registrant's common stock has an average trading volume in excess of fifty thousand (50,000) shares per day for the twenty (20) prior trading days, the Class B Warrants may be redeemed by the Company at one cent ($.01) per warrant.

The issuance of the Series A Preferred Stock, the Class B Warrants, and related contract rights were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the Series A Preferred Stock and Class B Warrants were issued to institutional or accredited investors.

Midtown Partners & Co., LLC., an SEC and NASD registered broker dealer acted as the placement agent for the Registrant in connection with the offering referenced above. Midtown is located in Boca Raton, Florida. In connection with the financing referenced above, on June 22, 2005, the Registrant paid a cash commission to Midtown equal to $289,924 and issued to Midtown (a) a warrant entitling Midtown to purchase, in the aggregate, shares of Registrants' common stock at an exercise price of $.60 per share, and (b) a warrant entitling Midtown to purchase, in the aggregate, 289,924 shares of Registrants' common stock at an exercise price of $.80 per share.

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(1)See  Item 5.1 of the Registrant's Form 8-K filed with the SEC on May 12, 2005 for a discussion of Registrant's proposed 1-for-31 reverse stock split. The common shares issuable upon exercise of the Series A Preferred Stock and Class B Warrants are calculated on a post 1-for-31 reverse stock split basis.


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The  issuance  of  the warrants to Midtown Partners & Co., LLC. were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that such warrants were issued to institutional or accredited investors.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     Exhibits.

*10.1 Securities Purchase Agreement dated June 22, 2005, by and among Registrant, Telzuit Technologies, Inc., Telzuit Technologies, LLC, Michael J. Vosch, James P. Tolan, and Don Sproat and each of the persons that purchased Series A Preferred Stock issued by Taylor Madison.

*10.2 Form of Certificate Of Designation, Preferences And Rights Of Series A Convertible Preferred Stock Of Taylor Madison Corp.

*10.3 Form of Class B Warrant issued to purchaser of Series A Convertible Preferred Stock

*10.4     Form  of  Warrant  BD-  B  -001  issued to Midtown Partners & Co., LLC

*10.5     Form  of  Warrant  BD-  B  -002  issued to Midtown Partners & Co., LLC

**99.1 Press Release of Taylor Madison issued on June 29, 2005, titled "Taylor Madison Completes $3.2 Million Private Placement of Series A Preferred Stock."

**99.2 Press Release of Taylor Madison issued on June 27, 2005, titled "Telzuit Technologies, Inc. Purchases Assets For Monitoring Center."

*  Filed  with  8-.K  dated  June  22,  2005,  filed  on  June  24,  2005.
**  Filed  herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Dated: June 30, 2005

                                                  By:  /s/ Donald Sproat
                                                       -------------------------
                                                       Donald  Sproat
                                                       President  and
                                                       Chief  Financial Officer

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